                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                           BALLANTYNE OF OMAHA, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                     [LOGO]

                           NOTICE AND PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS

                                 TO BE HELD AT

                            THE OMAHA SHERATON HOTEL
                               1615 HOWARD STREET
                             OMAHA, NEBRASKA 68102

                                       ON

              WEDNESDAY, JUNE 14, 2000 AT 4:00 P.M. (CENTRAL TIME)

                           BALLANTYNE OF OMAHA, INC.
                               4350 MCKINLEY ROAD
                             OMAHA, NEBRASKA 68112

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 14, 2000

    The Annual Meeting of Shareholders of Ballantyne of Omaha, Inc. will be held at The Omaha Sheraton Hotel, 1615 Howard Street, Omaha, Nebraska 68102, on
June 14, 2000 at 4:00 p.m. for the following purposes:

    1. To elect, as Directors, two persons listed in the accompanying Proxy Statement.

    2. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

    Only those shareholders of record at the close of business on April 24, 2000, (the "Record Date") shall be entitled to notice of the meeting and to vote at the meeting.

    In order to assure a quorum, all shareholders are urged to attend the meeting or to vote by proxy. In the event you are present at the meeting, you may withdraw your proxy if you wish to do so, and vote in person.

    In order to ensure adequate meeting space, please notify Patricia Coleman at Ballantyne on or before June 5, 2000 at (402) 453-4444, ext. 303, if you are planning to attend the meeting. Also, for assistance in scheduling overnight accommodations in Omaha, contact Ms. Coleman. Early reservations are encouraged.

    I look forward to seeing you at the Annual Meeting.

    Dated this 10th day of May, 2000.

                                          By Order of the Board of Directors

                                          /s/ John Wilmers

                                          John Wilmers
                                          President and Chief Executive Officer

                                PROXY STATEMENT

                              GENERAL INFORMATION

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Ballantyne of Omaha, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held on June 14, 2000. Shareholders of record at the close of business on April 24, 2000 are entitled to notice of, and to vote at, the meeting and any adjournment thereof. This Proxy Statement was first mailed to shareholders on approximately May 10, 2000.

                      VOTING SHARES AND PRINCIPAL HOLDERS

    Based upon the records of the Company, Canrad of Delaware, Inc., 14 Commerce Drive, Cranford, New Jersey 07016, owns 3,238,845 shares, or 26.0% of the Company's outstanding Common Stock as of April 24, 2000. Canrad of
Delaware, Inc. is a wholly owned subsidiary of Canrad Inc. which is an indirect, wholly owned subsidiary of ARC International Corporation ("ARC"). In addition, Seamark Asset Management Ltd. filed with the Securities and Exchange Commission a Schedule 13G on January 28, 1999 indicating that as of October 30, 1998 it owned 713,213 shares of the Company's Common Stock. An amendment to the Schedule 13G was filed with the Securities and Exchange Commission on February 14, 2000 indicating that Seamark Asset Management Ltd., Manulife Financial Corporation and the Manufacturers Life Insurance Company, as a group, now own 715,741 shares of the Company's Common Stock. All shares have been adjusted for the 5% stock dividend effected by the Company on March 1, 1999.

                     APPOINTMENT AND REVOCATION OF PROXIES

    As of the close of business on April 24, 2000, the Company had 12,459,323 shares of outstanding Common Stock, all of which are entitled to vote at the Annual Meeting.

    Each share is entitled to one vote on each matter presented.

    Proxies which are properly signed and returned will be voted at the meeting. Shareholders may specify their preference by marking the appropriate boxes on the proxy and the proxy will then be voted in accordance with such specifications. In the absence of such specifications, the proxy will be voted for the election of the two nominees for Directors and in accordance with the instructions of the Board of Directors as to any other matters. Shareholders who attend the meeting may vote in person even though they have voted by proxy. A proxy is revocable at any time before it is voted and a proxy is automatically revoked upon the giving of a subsequent proxy or by voting in person at the meeting. The Company will bear the cost of solicitation of proxies, including the charges and expenses of brokers and others for forwarding solicitation materials to beneficial owners of stock. In addition to the use of mail, proxies may be solicited by personal interview, telephone or facsimile.

                             ELECTION OF DIRECTORS

    The Bylaws of the Company provide that the number of Directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Board. The Board of Directors has set such number at six (6) for 2000.

    The Bylaws also provide that the Directors shall be divided into three classes. The members of each class serve staggered three-year terms.
Messrs. Tenney and Geller are Class I Directors; Messrs. Echtenkamp and Chelin are Class II Directors; and Messrs. Wilmers and Campbell are Class III Directors. The terms of the Class I, Class II and Class III Directors expire at the Annual Meeting of Shareholders to be held in 2002, 2000, and 2001, respectively.

    The Board of Directors has nominated Mr. Ronald H. Echtenkamp and
Mr. Jeffrey D. Chelin for election as Class II Directors to serve until the Annual Meeting of Shareholders in the year 2003.

    The proxy holders named in the proxy intend to vote "FOR" the election of the nominees Mr. Ronald H. Echtenkamp and Mr. Jeffrey D. Chelin unless authority to so vote is withheld. In the unexpected event that any one or both of the nominees are unable to serve or for good cause will not serve as Directors, the proxy holders reserve the right to vote for such substitute nominees as are designated by the Board of Directors.

    The chart on the following page sets forth a list of the names and ages of the two nominees, both of whom are presently serving as Directors. Also listed are the two Directors whose terms expire in 2001 and the two Directors whose terms expire in 2002. Included is the past five-year business history of each Director and nominee and any public company directorships held by such persons, the year in which each became a Director of the Company and the number and the percentage of outstanding shares of Common Stock of the Company beneficially owned by each as of April 24, 2000.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF MESSRS. ECHTENKAMP AND CHELIN.

             [THE REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY]

                                                                                DIRECTOR    NO. OF
 NAME                    AGE                   EMPLOYMENT HISTORY                SINCE      SHARES       %(1)
 ----                  --------   --------------------------------------------  --------   ---------   --------
                                        CLASS II: NOMINEES FOR ELECTION

 Ronald H. Echtenkamp     66      Retired President and CEO, Prior Vice           1993     128,635(2)    1.03%
                                  Chairman of the Board, March 1997 to
                                  December 1998; prior President of Company
                                  1981-1997, and CEO of Company 1991-1997;
                                  joined the Company in 1969 and served in
                                  various capacities thereafter.

 Jeffrey D. Chelin        48      Vice President--Finance and Chief Financial     1995      41,081(3)       *
                                  Officer of ARC since 1992.

                                        CLASS III: TERM EXPIRES IN 2001

 John P. Wilmers          55      President and CEO of the Company since          1995     220,724(4)    1.77%
                                  March 1997; previously Executive Vice
                                  President of the Company since 1992; joined
                                  the Company in 1981 and served in various
                                  capacities since.

 Colin G. Campbell        44      Principal of Intrepid Partners, a financial     1995      43,706(5)       *
                                  advisory firm; prior to that, Mr. Campbell
                                  provided consulting services through the
                                  Castlestone Company since 1993.

                                         CLASS I: TERM EXPIRES IN 2002

 Arnold S. Tenney         57      Chairman of Board since 1992; President and     1988     303,686(6)    2.44%
                                  CEO of ARC since 1978; Chairman of Board and
                                  Director of Cabletel Communications Corp.;
                                  Director of ARC.

 Marshall S. Geller       61      Chairman and CEO of Geller and Friend           1996      68,654(7)       *
                                  Capital Partners, Inc., a merchant banking
                                  firm, since 1995; Managing Partner Golenberg
                                  & Geller, Inc. from 1991-1993; currently
                                  serving as Director of Hexcel Corp.;
                                  Cabletel Corp.; Stroud's Inc. and Value
                                  Vision International, Inc.

*   Less than 1% of Common Stock outstanding.(1)

All Executive Officers beneficially own 434,758 shares, including presently exercisable stock options, or 3.49% of the outstanding Common Stock.(1)(8)

All Directors and Executive Officers as a group (8 persons) beneficially own 1,020,520 shares, including presently exercisable stock options, or 8.2% of the outstanding Common Stock.(1)(9)

------------------------

(1) Based upon 12,459,323 shares of Common Stock outstanding as of April 24, 2000. Each named person is deemed to be the beneficial owner of shares of Common Stock that may be acquired within 60 days of April 24, 2000 upon the exercise of stock options. Accordingly, the number of shares and percentage set forth next to the name of such person, all Executive Officers as a group and all Directors and Executive Officers as a group includes the shares of Common Stock issuable upon presently exercisable stock options. However, the shares of Common Stock so issuable upon such exercise by any such person are not included in calculating the percentage of Common Stock beneficially owned by any other stockholder.

(2) Includes 73,510 shares of Common Stock owned directly by Mr. Echtenkamp and 55,125 shares purchasable pursuant to presently exercisable stock options.

(3) Includes 41,081 shares of Common Stock purchasable pursuant to presently exercisable stock options.

(4) Includes 23,849 shares of Common Stock owned directly by Mr. Wilmers and 196,875 shares purchasable pursuant to presently exercisable stock options.

(5) Includes 43,706 shares of Common Stock purchasable pursuant to presently exercisable stock options.

(6) Includes 52,500 shares of Common Stock held indirectly by Mr. Tenney through Arnmart Investments Limited, a corporation controlled by Mr. Tenney and members of his family, 12,288 shares of Common Stock owned directly by Mr. Tenney, 3,898 shares owned indirectly by Mr. Tenney through his wife and 235,000 shares purchasable pursuant to presently exercisable stock options. Does not include 3,238,845 shares owned beneficially by ARC.

(7) Includes 24,948 shares of Common Stock held directly by Mr. Geller, and 43,706 shares purchasable pursuant to presently exercisable stock options.

(8) Includes 49,933 shares of Common Stock owned directly or indirectly by all Executive Officers and 384,825 shares purchasable pursuant to presently exercisable stock options.

(9) Includes 217,077 shares of Common Stock owned directly or indirectly by all Directors and Executive Officers as a group and 803,443 shares purchasable pursuant to presently exercisable stock options.

              ADDITIONAL INFORMATION CONCERNING BOARD OF DIRECTORS

AUDIT COMMITTEE

NAME OF COMMITTEE MEMBERS                                  FUNCTIONS OF COMMITTEE                   MEETINGS IN 1999
-------------------------                   -----------------------------------------------------   ----------------
Colin Campbell                                     -   Confers with independent accountants
Ronald Echtenkamp                                      regarding scope of examination
                                                   -   Recommends to board the engagement of
                                                       independent auditors                             2
                                                   -   Reviews reports of independent accountants
                                                   -   Reviews recommendations about internal
                                                       controls

COMPENSATION COMMITTEE

NAME OF COMMITTEE MEMBERS                                  FUNCTIONS OF COMMITTEE                   MEETINGS IN 1999
-------------------------                   -----------------------------------------------------   ----------------
Arnold Tenney                                      -   Reviews all compensation agreements for
Ronald Echtenkamp                                      officers of the Company
Colin Campbell                                     -   Evaluates executive officers performance
                                                       in conjunction with recommending salary          2
                                                       increases
                                                   -   Coordinates recruitment requirements for
                                                       the Company at the executive level

COMPENSATION OF DIRECTORS

    We do not pay directors who are also officers or employees of the Company additional compensation for their service as directors.

    In 1999, compensation for non-employee directors (other than employees of ARC and Canrad, Inc.) included the following:

    - Annual retainer of $20,000

    - $1,000 for each Board meeting attended

    - $500 for each Board meeting held by telephone conference

    - Expenses of attending Board meetings

    - Subject to a one time election to decline participation, stock option grant of 23,625 options

       - vesting at a rate of 7,875 shares on the first business day after election

       - vesting an additional 7,875 shares on the first business day after each annual shareholders meeting, assuming they continue to serve on the board

       - exercise price of all 23,625 options is fair market value on date of initial grant

       - options have a term of five years

       - non-employee directors are automatically granted additional options every three years as long as they continue to serve on the Board

    In 1999, compensation for non-employee directors affiliated with ARC or Canrad, Inc. included the following:

    - Mr. Tenney is a party to a Consulting Agreement effective January 1, 1999 pursuant to which he is paid $100,000 annually. See "Certain Relationships and Related Transactions".

    - Mr. Chelin was granted an option to purchase 5,250 shares at an exercise price of $9.24.

    The Board of Directors held thirteen (13) meetings in 1999, five (5) actual and eight (8) telephonic. The Directors also acted once by unanimous written consent. During 1999, each of the Directors attended at least 75% of the aggregate number of meetings of the Board and Board committees on which they served.

               LIST OF CURRENT EXECUTIVE OFFICERS OF THE COMPANY

    The following is a list of the names and ages of the current executive officers of the Company, their business history for the last five years and their term of office with the Company.

                                                                                    OFFICER
NAME                        AGE      POSITION AND PRINCIPAL OCCUPATION SINCE 1995    SINCE
----                      --------   --------------------------------------------   --------
John P. Wilmers              55       Director of Company; President and CEO of       1988
                                      Company since March 1997; previously
                                      Executive Vice President of Company since
                                      1992; joined Company in 1981 and has served
                                      in various capacities since.
Brad J. French               47       CFO since 1996; Secretary and Treasurer of      1992
                                      the Company since 1992; joined Company as
                                      Controller in 1990.
Ray F. Boegner               50       Senior Vice President; previously Senior        1997
                                      Vice President of Sales; Vice President of
                                      Sales prior to November 1996.

                             EXECUTIVE COMPENSATION

    The following table sets forth a summary of the compensation paid to the Chief Executive Officer and two other executive officers of the Company whose total compensation exceeded $100,000 for the fiscal years ended December 31, 1999, 1998 and 1997.

                           SUMMARY COMPENSATION TABLE

                                                 ANNUAL COMPENSATION                    LONG TERM COMPENSATION
                                         ------------------------------------   --------------------------------------
                                                                                          AWARDS              PAYOUTS
                                                                                --------------------------   ---------
                                                                                RESTRICTED    SECURITIES
                                                                 OTHER ANNUAL     STOCK       UNDERLYING       LTIP
          NAME AND                       SALARY ($)    BONUS     COMPENSATION    AWARD(S)    OPTIONS/SARS     PAYOUTS
     PRINCIPAL POSITION         YEAR        (1)         ($)          ($)           ($)          (#)(2)          ($)
            (A)                 (B)         (C)         (D)          (E)           (F)            (G)           (H)
----------------------------  --------   ----------   --------   ------------   ----------   -------------   ---------
John P. Wilmers,                1999      203,173     348,000                                   246,875
  President and Chief           1998      183,058     378,200                                   196,875
  Executive Officer             1997      169,950     454,000                                   181,125

Brad J. French,                 1999      127,713     104,000                                   112,675
  Secretary and Treasurer,      1998      112,577     110,000                                    87,675
  Chief Financial Officer       1997       95,275     120,000                                    77,175

Ray F. Boegner,                 1999      138,906     135,000                                   125,275
  Senior Vice President         1998      123,125     140,000                                   100,275
                                1997      108,029     140,000                                    89,775


                               ALL OTHER
          NAME AND            COMPENSATION
     PRINCIPAL POSITION           ($)
            (A)                   (I)
----------------------------  ------------
John P. Wilmers,
  President and Chief
  Executive Officer
Brad J. French,
  Secretary and Treasurer,
  Chief Financial Officer
Ray F. Boegner,
  Senior Vice President

------------------------

(1 ) Salary includes $3,173 (1999), $3,750 (1998) and $4,950 (1997) for
    Mr. Wilmers; $2,713 (1999), $3,000 (1998) and $2,775 (1997) for Mr. French;
    $3,906 (1999), $3,586 (1998) and $3,029 (1997) for Mr. Boegner paid by the
    Company pursuant to the Retirement and Savings Plan described herein.

(2) Adjusted for all stock split and dividends effected by the Company and including the stock option grants discussed in the "Change of Control" section below.

    The following table sets forth information with respect to exercised and unexercised options and SARs, if any, during fiscal year 1999.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                                NUMBER OF
                                                          SECURITIES UNDERLYING     VALUE OF UNEXERCISED
                                                               UNEXERCISED              IN-THE-MONEY
                                                             OPTIONS/SARS AT          OPTIONS/SARS AT
                                                               FISCAL 1999              FISCAL 1999
                               SHARES                          YEAR END (#)             YEAR END ($)
                             ACQUIRED ON                  ----------------------   ----------------------
                              EXERCISE        VALUE         EXERCISABLE ("EX")       EXERCISABLE ("EX")
           NAME                  (#)       REALIZED ($)    UNEXERCISABLE ("UN")     UNEXERCISABLE ("UN")
            (A)                  (B)           (C)              (D)(1)(2)                  (E)(2)
---------------------------  -----------   ------------   ----------------------   ----------------------
John P. Wilmers                      0             0        196,875 ("Ex")           $301,610 ("Ex")
                                                             50,000(3)("Un")         $      0 ("Un")
Brad J. French                       0             0         87,675 ("Ex")           $130,241 ("Ex")
                                                             25,000(3)("Un")         $      0 ("Un")
Ray F. Boegner                       0             0        100,275 ("Ex")           $150,805 ("Ex")
                                                             25,000(3)("Un")         $      0 ("Un")

------------------------

(1) Adjusted for all stock splits and dividends effected by the Company.

(2) The value in column (e) was determined by using the average of the high and low trade price ($5.41) on December 31, 1999, less the option exercise price, multiplied by the number of shares.

(3) See discussion of stock options contained in "Change of Control" section below.

EMPLOYMENT CONTRACTS

    Mr. Wilmers was elected President and Chief Executive Officer of the Company effective March 1, 1997. The Compensation Committee and the Board of Directors approved a five year contract for Mr. Wilmers commencing January 1, 1997. Effective January 1, 2000 Mr. Wilmers' base compensation was increased to $215,000 per year. He is also eligible to participate in the Key Employees Bonus Plan ("Bonus Plan") and other normal employee benefits.

    Mr. French is a party to a five year employment agreement dated May 1, 1998. Effective January 1, 2000, Mr. French's base compensation was increased to $135,000 per year. He is also eligible to participate in the Bonus Plan and other normal employee benefits.

    Mr. Boegner is a party to a five year employment agreement dated November 20, 1996. Effective January 1, 2000 Mr. Boegner's base compensation was increased to $145,000 per year. He is also eligible to participate in the Bonus Plan and other normal employee benefits.

KEY EMPLOYEES BONUS PLAN

    During 1999 Messrs. Wilmers, French and Boegner participated in the Bonus Plan pursuant to which such employees are entitled to earn cash bonuses if the Company achieves specific operating levels that are established by the Board. The calculation of the annual bonus pool is subject to the approval of the Compensation Committee of the Board. The distribution of the pool among members of management is determined by Mr. Wilmers subject to approval by the Compensation Committee. The Chief Executive Officer, currently Mr. Wilmers, is entitled to receive no more than 40% of the pool. Amounts paid to Messrs. Wilmers, French and Boegner pursuant to the Bonus Plan are included in the Summary Compensation Table.

CHANGE OF CONTROL AGREEMENTS

    The Company entered into change in control agreements in 1999 with the Messrs. Wilmers, French and Boegner (the "Agreements"). The Agreements provide generally that, if the respective officer is terminated following a change of control, as defined in the Agreements, the officer will receive certain severance benefits including, but not limited to, payment of a sum equal to:
(i) three (3) times the sum of (a) the annual rate of base salary as of the date of termination or date of change in control, whichever is greater and (b) the average annual incentive bonus received by the officer for the two (2) fiscal years preceding the year in which the date of termination occurs or the date in which the change of control occurs, whichever is greater; and (ii) certain gross-up payments if the officer would be subject to an excise tax, as defined under Section 4999 of the Internal Revenue Code of 1986. Such sum will be placed in a trust and be paid out in 36 equal monthly installments.

    Additionally, the Company granted Messrs. Wilmers, French and Boegner stock options exercisable upon the occurrence of a sale of substantially all of the capital stock or substantially all of the assets of the Company, as defined in the Stock Option Agreements. Upon the occurrence of such event, the respective officers are entitled to purchase shares of the Company's common stock (50,000 shares for Mr. Wilmers and 25,000 shares each for Messrs. French and Boegner) at a price of $5.50 per share. These stock options expire October 26, 2000.

    The following table sets forth information with respect to options granted in 1999 to the executive officers of the Company. In 1999, the Company did not grant any stock options to employees pursuant to the Company's 1995 Stock Option Plan. The only stock options granted were the change of control stock options shown below:

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                                                                      POTENTIAL REALIZABLE
                                                                                        VALUE AT ASSUMED
                                                                                     ANNUAL RATES OF STOCK
                                                                                     PRICE APPRECIATION FOR
                                INDIVIDUAL GRANTS                                         OPTION TERM
---------------------------------------------------------------------------------    ----------------------
                                         PERCENT OF
                         NUMBER OF         TOTAL
                         SECURITIES     OPTIONS/SARS
                         UNDERLYING      GRANTED TO     EXERCISE OR
                        OPTIONS/SARS    EMPLOYEES IN    BASE PRICE     EXPIRATION
         NAME           GRANTED (#)     FISCAL YEAR       ($/SH)          DATE        5% ($)       10% ($)
         (A)               (B)(1)           (C)             (D)           (E)           (F)          (G)
----------------------  ------------    ------------    -----------    ----------    ---------    ---------
John P. Wilmers            50,000            50%           $5.50        10/26/00      $13,750      $27,500
Brad J. French             25,000            25%           $5.50        10/26/00      $ 6,875      $13,750
Ray F. Boegner             25,000            25%           $5.50        10/26/00      $ 6,875      $13,750

------------------------

(1) See discussion of stock options in "Change of Control Agreements" section above.

RETIREMENT AND SAVINGS PLAN

    The Company has adopted a Retirement and Savings Plan (the "Plan"), which is a combination savings and profit sharing plan designed to qualify under Section 401 of the United States Internal Revenue Code of 1986, as amended (the "Code"), including the provisions of Section 401(k). All full-time employees of Ballantyne who are at least twenty-one years old and who have completed one year of service and a minimum of 1,000 hours worked are eligible to participate in the Plan.

    Each Participant may contribute an amount up to six percent (6%) of such Participant's salary to the matching portion of the Plan, and such Participant may make supplemental contributions up to an additional nine percent (9%) of such Participant's salary. These supplemental contributions are not eligible for matching contributions from the Company. Ballantyne's matching contribution is $.50 for each dollar contributed by the Participant to the matching portion of the Plan. In addition, the Company may elect, at the discretion of the Board, to contribute an additional amount. All contributions to the Plan are nonforfeitable. For 1999, no Participant could contribute more than $10,000 to the Plan.

    Benefits may be distributed to Participants or their beneficiaries, as the case may be, in the event of a Participant's death, retirement or other termination of service, or, if the Participant so requests, on reaching age
59 1/2. Participants may be eligible to withdraw benefits in case of hardship.

    Contributions to the Plan made by the Company on behalf of Messrs. Wilmers, French and Boegner are included in the Summary Compensation Table.

                        REPORT ON EXECUTIVE COMPENSATION

RESPONSIBILITY; COMPOSITION OF COMMITTEES

    The Company has a Compensation Committee which is responsible for reviewing and recommending to the Board of Directors of the Company annually the compensation to be paid to the President and Chief Executive Officer of the Company. The Compensation Committee is comprised of three members of the Board of Directors, Messrs. Tenney, Echtenkamp and Campbell.

    Mr. Wilmers, in his capacity as President and Chief Executive Officer of the Company, determines the compensation to be paid to Mr. French and Mr. Boegner, subject to review by the Compensation Committee.

    The Company also has an independent committee, the 1995 Stock Option Committee, which is responsible for the granting of options under the 1995 Stock Option Plan of the Company to executive officers, directors and key employees of the Company. The Stock Option Committee is comprised of Messrs. Campbell and Geller.

COMPENSATION PHILOSOPHY

    Decisions with respect to executive compensation are made by the Compensation Committee on an individual basis based upon a number of factors, including the provisions of any existing employment contract with an executive officer, evaluation of the executive officer's performance, the level of responsibility associated with the executive officer's office, recruitment requirements and the performance of the Company. Compensation of the executive officers of the Company has historically been structured to motivate, reward and retain the executive officers consistent with the needs of the Company from time to time. The major elements of the executive officers' compensation are base salary, short-term incentive in the form of a bonus payable from the Bonus Plan and a long-term incentive in the form of options to purchase Common Stock, with an emphasis on annual bonuses and options.

BASE SALARY

    The base salaries of executive officers have historically reflected, and will continue to reflect their individual contribution. Base salaries have historically been reviewed annually.

CASH BONUSES

    The executive officers participate in a management and sales bonus plan designated as the Key Employees Bonus Plan pursuant to which they receive cash bonuses if the Company achieves specific operating levels. The Bonus Pool is based upon a percentage of operating income, as defined by the Board of Directors. The calculation of the Bonus Plan Pool will be subject to approval of the Compensation Committee. The distribution among management is at the initial determination of Mr. Wilmers but is also subject to approval by the Compensation Committee. Mr. Wilmers may receive no more than 40% of the pool. Participant bonuses will continue to be based upon individual performance during the prior year.

STOCK OPTIONS

    The 1995 Stock Option Plan (the "Stock Option Plan") of the Company is designed to give employees, officers and directors of the Company the incentive to maximize wealth for shareholders by participating in the long-term growth of the Company. In 1999, the Stock Option Committee granted a total of 5,250 stock options with an exercise price of $9.24 pursuant to the Stock Option Plan to a director not eligible to receive options pursuant to the 1995 Outside Directors Stock Option Plan. No other grants were made pursuant to the Stock Option Plan. Certain grants were made pursuant to the change of control agreements as discussed in the "Change of Control" section above.

    As to future options, the Stock Option Committee will consider the number and terms of the options outstanding when determining whether to grant options. The Stock Option Plan currently provides that no member of the Stock Option Committee can participate in the Stock Option Plan during his membership on the Stock Option Committee. According to the provisions of the Stock Option Plan, the Stock Option Committee determines, among other things, the number of shares of common stock to be optioned, the option price and the term of the option.

    The Company's general policy is to grant options with an exercise price equal to the fair market value of the common stock on the date of grant, said options vesting immediately and having a ten year term. In no event will options be granted at less than 85% of fair market value of the common stock on the date of grant.

CHIEF EXECUTIVE OFFICER COMPENSATION

    As stated earlier, the base annual compensation of Mr. Wilmers was increased effective January 1, 2000 to $215,000 plus participation in the Bonus Plan and other normal employee benefits.

    The foregoing report is submitted by the Compensation and Stock Option Committees of the Board of Directors of the Company in accordance with requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder, and is not intended to create any contractually binding employment rights for the benefit of any employee of the Company.

             [THE REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY]

                               PERFORMANCE GRAPH

    The following performance graph shows the cumulative total return on the Company's Common Stock, the S & P 500 Market Value Index and a peer group for the period September 7, 1995 (the date upon which the Company's common stock became publicly traded) through December 31, 1999. The peer group is made up of five corporations (namely Concord Camera Corp., Accom, Inc., Showscan Entertainment, Inc., Videonics, Inc. and Sonic Solutions, Inc.). The peer group is comprised of companies with a market capitalization between approximately $30 million and $50 million, each of which is engaged in the sale of products related to the theater, motion picture or image capturing or image projection businesses. The Company is unable to identify, for comparison purposes, any public industry or line-of-business indices because the small number of companies offering similar or competing products are divisions or subsidiaries of much larger, diversified companies.

    The performance graph assumes the value of the investment in the Common Stock and each index was $100 and that all dividends were reinvested.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

        BALLANTYNE OF OMAHA, INC.  PEER GROUP  S&P 500
9/7/95                    $100.00     $100.00  $100.00
12/95                     $111.21      $69.95  $108.65
12/96                     $301.55      $46.16  $133.60
12/97                     $409.66      $30.42  $178.17
12/98                     $300.84      $25.32  $229.08
12/99                     $206.11      $79.35  $277.29

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

MANAGEMENT AGREEMENT

    The Company is a party to a management agreement (the "Management Agreement") with Canrad Inc. dated September 12, 1995. Pursuant to the terms of the Management Agreement, Canrad Inc. provides services to the Company relating to overall management and strategic planning and direction, banking negotiations, treasury functions, investor relations, securities regulatory compli-ance, employee and general business insurance programs and asset acquisitions and sales. The Management Agreement was amended on July 1, 1997 to reduce the Management Fee charged to Ballantyne by Canrad, Inc. from $25,000 per month to $12,500 per month. The Management Agreement was again amended on January 1, 1999 to change certain services provided to Ballantyne by Canrad, Inc.; specifically, Canrad, Inc. is no longer required pursuant to the Management Agreement, to make available the services of Arnold Tenney.

CONSULTING AGREEMENT

    Effective January 1, 1999, the Company also entered into a Consulting Agreement with Arnold Tenney. The Consulting Agreement provides that during the term of the contract, Mr. Tenney will assist the Company in the continued operation of its business and render advice and other services as the Company and Mr. Tenney mutually agree upon. Mr. Tenney will devote such time to the business affairs of the Company as he, in his sole judgment and discretion shall deem necessary for such purposes. In return for these services, the Consulting Agreement provides for annual compensation of $100,000. On January 1, 2000, the Company and Mr. Tenney amended the Consulting Agreement extending its term an additional six months.

INSURANCE COVERAGE

    The Company is included in group health and business insurance programs maintained by ARC and Canrad Inc. The group health insurance plan is a self-insured minimum premium plan that is administered through United HealthCare. The group health insurance plan provides for specific stop loss coverage in the amount of $75,000 per employee per plan year and aggregate stop coverage loss based upon the head count of those covered under the plan, including the Company's employees and certain ARC retirees. The aggregate stop loss level for the group health insurance plan is calculated based on 125% of expected claims as determined by a third party administrator and is estimated to be $1,972,000 for the January 1, 2000 through December 31, 2000 plan year. The Company is charged premiums which are a set dollar amount based on its monthly head count for the minimum premium, stop loss and plan administration portions of the program and its aggregate salary for long-term disability and term life coverage. The Company is also charged for its claims incurred pursuant to the program.

    The business insurance program provides coverage for workers' compensation and employers liability, general liability, including products and completed operations, property, automobile and umbrella. The Company's portion of the business insurance premium is calculated and charged to operations based upon its allocated share of the coverage provided to that of the entire Canrad Inc. group. Such allocations are based primarily upon aggregate payrolls, net sales, asset values and number of automobiles. Most of the policies require annual audit and adjustment of deposit premiums for differences between estimated values upon which deposit premiums have been calculated and actual results. An additional premium is assessed in circumstances where actual values exceed estimated values and a premium credit is issued for instances where the estimated values exceed the actual values.

PAYMENTS TO CANRAD

    For 1999, the Company paid approximately $1,757,000 to Canrad representing the insurance premiums and claims described above and other miscellaneous items excluding management fees.

LOAN TO TENNEY

    On June 24, 1999, the Company advanced Mr. Tenney $500,000. The term of the loan is one (1) year and bears interest, payable monthly, at one percent (1%) above the interest rate in effect from time to time under the Company's credit facility with its lending institution. Mr. Tenney is current in his payments due to the Company pursuant to the loan.

                             SHAREHOLDER PROPOSALS

    In accordance with the rules of the Securities and Exchange Commission, shareholder proposals must be received by December 31, 2000 to be considered for inclusion in the Proxy Statement for the 2001 Annual Meeting of Shareholders which is expected to be held in May 2001. It is suggested that any shareholder desiring to submit a proposal, do so by Certified Mail, Return Receipt Requested. Shareholders should also note that, in addition to the requirement of timely receipt by the Board of Directors of a proposal as stated above, such proposal will not be included in the proxy solicitation material for the 2001 Annual Meeting of Shareholders unless it otherwise complies with the requirements of Section 14(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated and in effect thereunder.

                             ADDITIONAL INFORMATION

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than 10% of the Company's stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors, and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. In 1999, Messrs. Chelin and Echtenkamp each failed to timely file a Form 4.

INDEPENDENT PUBLIC ACCOUNTANTS

    KPMG LLP ("KPMG"), certified public accountants, are the independent public accountants for the Company.

    Representatives of KPMG are expected to be present at the shareholders' meeting and will be given the opportunity to make any statement they might desire and will also be available to respond to appropriate questions from shareholders. KPMG has been selected as independent public accountants for the Company for fiscal 2000.

OTHER MATTERS

    The Board of Directors does not know of any other matters to be presented at the annual meeting. In the event that other business is properly brought before the meeting, it is the intention of the proxy holders named in the proxy to vote the proxies in accordance with the recommendation of the Board of Directors.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Brad J. French
                                          Secretary

                         BALLANTYNE OF OMAHA, INC.

             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
             DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS
                              JUNE 14, 2000


     The undersigned hereby constitutes and appoints John P. Wilmers and Brad
J. French, with full power to act alone or together, or any substitute appointed by either of them as the undersigned's agent, attorney and proxy to vote the number of shares the undersigned would be entitled to vote if personally present at the Annual Meeting of the Shareholders of Ballantyne of Omaha, Inc. to be held at The Sheraton Omaha Hotel, 1615 Howard Street, Omaha, Nebraska 68102, on the 14th day of June, 2000 at 4:00 p.m. or any adjournments thereof, as indicated hereon.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED
HEREIN BY THE UNDERSIGNED SHAREHOLDER.   IF NO DIRECTION IS MADE, THIS PROXY
WILL BE VOTED FOR THE ELECTION OF BOTH NOMINEES FOR DIRECTOR AND WITH DISCRETIONARY AUTHORITY ON ALL OTHER MATTERS.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF BOTH NOMINEES FOR DIRECTOR AND WITH DISCRETIONARY AUTHORITY ON ALL OTHER MATTERS.



Please mark your votes
as indicated in this    /x/
example



1. Election of Directors                            Ronald H. Echtenkamp and
                                                    Jeffrey D. Chelin
   FOR the two nominees          WITHHOLD
   (except as marked to the      AUTHORITY
   contrary to the right)        to vote for two
                               nominees listed to
                                   the right.
            / /                      / /

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)


2. In their discretion, the                   Dated:___________________, 2000
   proxies are authorized to
   vote upon such other business              ________________________________
   as may  properly come before               Signature of Shareholder
   the meeting.
                                              ________________________________
                                              Signature of Shareholder


Please sign exactly as your name appears at the left. When signing as attorney, executor, administrator, trustee, guardian or conservator, give full title. All joint trustees must sign.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

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